                                                                    EXHIBIT 99.2

                         BENEFICIAL OWNER ELECTION FORM

                                  INSTRUCTIONS

      The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering (the "Rights Offering") by Blue Ridge Real Estate Company ("Blue Ridge") and Big Boulder Corporation ("Big Boulder") (collectively, the "Company") of subscription rights ("Rights") distributed to the holders of record of combined shares of common stock of the Company as of the close of business on ____________ (the "Record Date") to subscribe for and purchase shares of the Company's common stock, without par value. The Rights are described in detail in the Company's Prospectus dated __________________ __, 2005 (the "Prospectus") which is attached.

      This will instruct you whether to Exercise Rights to purchase shares of the Company's Common Stock with respect to the shares held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related "Instructions for Use of Blue Ridge and Big Boulder Subscription Rights Certificates."

Box 1.     [ ]     Please DO NOT EXERCISE RIGHTS for shares of common stock.
Box 2.     [ ]     Please EXERCISE RIGHTS for shares of common stock.

                                       NUMBER                SUBSCRIPTION
                                      OF RIGHTS                 PRICE                      PAYMENT
                                      ---------              ------------                  -------
Basic Subscription Right:          ______________   X           $  [___]        = $ (Line 1)
Over-Subscription Right:           ______________   X           $  [___]        = $ (Line 2)
                                                                                = $ (Sums of Lines 1 and 2; must
Total Payment Required:                                                         equal total of amounts in
                                                                                Boxes 3 and 4.)


Box 3.     [ ]     Payment in the following amount is enclosed $ _________.
Box 4.     [ ]     Please deduct payment from the following account maintained by you as follows:

_____________________________________           ________________________________
Type of Account                                 Account No.

Amount to be deducted: $ ________________

                                             SIGNATURE(S)
                                             Please type or print name(s) below:

                                             ___________________________________

                                             ___________________________________

Date: _________, 2005